Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of December 19, 2023, is by and among the parties listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto from time to time in accordance with the terms of the Credit Agreement (as defined below) by executing the form of Supplement attached hereto as Annex 1 (each a “Grantor” and collectively, “Grantors”), FIFTH STAR, INC., as Administrative Agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, PARTS ID, LLC, a Delaware limited liability company (“Parts iD, LLC”), PARTS ID, INC., a Delaware corporation (“Parts iD, Inc.”; together with Parts iD, LLC, each, individually, a “Borrower”, and collectively, “Borrowers”), the Persons party thereto as a lender (each a “Lender”, and collectively, the “Lenders”), and the Administrative Agent, will enter into that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, to induce the Administrative Agent, and the Lenders to enter into the Credit Agreement and the other Loan Documents and make available the financial accommodations to Borrowers as provided for in the Credit Agreement, each Grantor has agreed to grant a continuing security interest in and to such Grantor’s right, title and interest in the Collateral (as defined below) in order to secure the prompt and complete payment, and performance of all Secured Obligations (as defined below).

NOW, THEREFORE, in consideration of the recitals above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms

(a) The following terms which are defined in the New York UCC are used herein as so defined, and, if defined in more than one article of the New York UCC, have the meaning given in Article 9 thereof (notwithstanding any other definition for any of such terms as may be set forth in the Credit Agreement): Account, Account Debtor, As-extracted Collateral, Cash Proceeds, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodities Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Manufactured Home, Money, Records, Securities Account, Securities Intermediary, Supporting Obligations, and Tangible Chattel Paper. All other capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

(b) In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent’s Lien” means the Liens granted by Grantors to the Administrative Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents.

“Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s Goods or General Intangibles related to such information).

“Borrowers” has the meaning specified therefor in the recitals to this Agreement.

“Collateral” has the meaning specified therefor in Section 2.

“Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and the Administrative Agent, for the benefit of the Secured Parties, in a form reasonably acceptable to the Administrative Agent, evidencing the grant to Administrative Agent, for the benefit of the Secured Parties, of a security interest in all such Grantors’ respective U.S. registered Copyrights.

“Copyrights” means (a) all domestic and foreign copyrights, whether registered or unregistered and whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, and copyright registration applications, and supplemental registrations, and any renewals, or extensions thereof, including, without limitation, each registration and application identified in Schedule 3, (b) the rights to print, publish and distribute any of the foregoing, (c) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, and (d) all income, royalties, damages and other payments now and hereafter due and/or payable under and with respect to any of the foregoing.

“Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

“Excluded Property” means, collectively, any U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon filing with the U.S. Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto pursuant to Section 1(c) or Section 1(d) of the Lanham Act, 15 U.S C § 1051 (or any successor provision), such intent-to-use trademark application shall be considered Collateral; provided, however, that “Excluded Property” shall not include any rights or interests of any Grantor in any proceeds from the sale, license, lease, or any other disposition of the foregoing.

“Grantor” and “Grantors” has the meaning specified therefor in the preamble to this Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, including a proceeding under Title 11 of the United States Code, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (a) and (b) undertaken under any Debtor Relief Laws.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, and Trade Secrets.

“Intellectual Property Licenses” means any license agreement providing for the grant of any right in or to any Intellectual Property, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 4.

“Investment Related Property” means (a) all Investment Property, and (b) all of the following regardless of whether classified as Investment Property under the UCC: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements

“Negotiable Collateral’ means Letters of Credit, Letter of Credit Rights, Instruments, drafts and Documents.

“New York UCC’ means the Uniform Commercial Code from time to time in effect in the State of New York.

“Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Administrative Agent, for the benefit of the Secured Parties, in a form reasonably acceptable to the Administrative Agent, evidencing the grant to Administrative Agent, for the benefit of the Secured Parties, of a security interest in all the applicable Grantors’ respective U.S. issued Patents.

“Patents” means (a) all domestic and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, and all certificates of invention or similar industrial property rights, (b) all inventions and improvements described and claimed therein, (c) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (d) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the foregoing, and (e) all reissues, divisional, continuations, continuations-in-part, and extensions thereof.

“Pledged Companies” means, each Person listed on Schedule 6 (as such schedule may be amended, supplemented or otherwise modified from time to time) as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Effective Date to the extent such pledge after the Effective Date is required under Section 5.08 of the Credit Agreement.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Equity Interests, the right to require after the occurrence and during the continuation of an Event of Default that such Equity Interests be registered in the name of the Administrative Agent or any of its nominees, the right to receive any certificates representing any of the Equity Interests and the right to require that such certificates be delivered to the Administrative Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, Instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, in each such case to the extent not specifically excluded from the Collateral.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit A attached hereto.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its assets or to which the Person or any of its assets is subject.

“Secured Obligations” means all Obligations (as defined in the Credit Agreement).

“Security Interest’ has the meaning specified therefor in Section 2.

‘‘Trade Secrets” means (a) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (b) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations and other violations thereof, and (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the foregoing.

“Trademark Security Agreement’ means each Trademark Security Agreement among Grantors, or any of them, and the Administrative Agent, in each case for the benefit of the Secured Parties, in a form reasonably acceptable to the Administrative Agent, evidencing the grant to Administrative Agent, for the benefit of the Secured Parties, of a security interest in all such Grantors’ respective U.S. registered Trademarks.

“Trademarks” means (a) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, fictitious business names, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 7, (b) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect to any of the foregoing, and (d) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“URL” means “uniform resource locator,” an internet web address.

2. Grant of Security. Each Grantor hereby grants, collaterally assigns, and pledges to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest (hereinafter referred to as the “Security Interest”) in and lien on all of such Grantor’s right, title, and interest in and to the following property, in each case whether now owned or existing or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all Accounts;

(b) all Books;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Equipment and Fixtures,

(f) all Farm Products,

(g) all General Intangibles;

(h) all Insurance,

(i) all Intellectual Property and Intellectual Property Licenses;

(j) all Inventory;

(k) all Investment Related Property,

(l) all Negotiable Collateral;

(m) all Supporting Obligations;

(n) all Commercial Tort Claims, including those listed on Schedule 2;

(o) all Goods not otherwise described above,

(p) all Money and Cash Equivalents

(q) all other assets of such Grantor that now or hereafter come into the possession, custody, or control of the Administrative Agent or any other Secured Party; and

(r) all accessions thereto and all of the proceeds and products thereof, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, Farm Products, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, Cash Proceeds, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or the Administrative Agent from time to time with respect to any of the Investment Related Property;

provided, however, that “Collateral” shall not, and the security interest granted hereunder shall not, include any Excluded Property, and provided, further, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Administrative Agent or any of the Secured Parties, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent for the benefit of the Secured Parties of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until the Administrative Agent shall notify the applicable Grantor of Administrative Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15; and except as provided herein, in the Credit Agreement or any other Loan Document, each Grantor shall have the right to possession and enjoyment of such Grantor’s Collateral for the purpose of conducting the business of such Grantor in the Ordinary Course of Business.

5. Representations and Warranties. Each Grantor hereby represents and warrants as follows to the Administrative Agent, for the benefit of the Secured Parties, which representations and warranties shall be true, correct, and complete, as of the Effective Date (after giving effect to the Transactions), and shall be true, correct, and complete in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), as of the date of the making of each Borrowing (or other extension of credit) made thereafter, as though made on and as of the date of such Borrowing (or other extension of credit) (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement, as follows:

(a) Name; Chief Executive Office. The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to the Administrative Agent pursuant to Section 6. Such Grantor’s organizational identification number (within the meaning of Section 9-516(b)(5)(C)(iii) of the UCC), and its chief executive office, principal place of business and the principal place where such Grantor maintains its records concerning the Collateral are located at the address set forth on Schedule 1 (as such Schedule is in effect on the Effective Date or amended from time to time pursuant to Section 6(b) hereof). If such Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the state (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on Schedule 1 (as such Schedule is in effect on the Effective Date or amended from time to time pursuant to Section 6(b) hereof).

(b) Inventory and Equipment. The Equipment, Inventory and other Goods of such Grantor are located at the addresses further set forth for such Grantor on Schedule 1 or Schedule 8 as each such Schedule is in effect on the Effective Date and amended from time to time pursuant to Section 6(b) hereof).

(c) Intellectual Property. As of the Effective Date, (a) Schedule 3 provides a complete and correct list of all registered Copyrights owned by any Grantor and all pending applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor that are material to the conduct of the business of such Grantor; (b) Schedule 4 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (i) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than non-exclusive licenses granted in the Ordinary Course of Business) or (ii) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor (other than non-exclusive software licenses granted in the Ordinary Course of Business), (c) Schedule 5 provides a complete and correct list of all issued Patents owned by any Grantor and all pending applications for Patents owned by any Grantor, and all other Patents owned by any Grantor that are material to the conduct of the business of any Grantor, and (d) Schedule 7 provides a complete and correct list of all registered Trademarks owned by any Grantor and all pending applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor that are material to the conduct of the business of any Grantor. On the date hereof, no action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of a Responsible Officer of such Grantor, threatened in writing, in each case except as could not reasonably be expected to result in a Material Adverse Effect.

(d) Perfection and Priority. This Agreement creates a valid security interest in the Collateral of each of the Grantors, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC or the delivery of any Control Agreements with respect to Deposit Accounts included in the Collateral, all filings and other actions necessary or desirable to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Administrative Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 9 or the delivery of any Control Agreements with respect to Deposit Accounts included in the Collateral. Upon the making of such filings or delivery of such Control Agreements, the Administrative Agent shall have a first priority (subject only to Permitted Senior Encumbrances or as otherwise provided in the Credit Agreement) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement or delivery of a Control Agreement. All action by any Grantor necessary to perfect such security interest on each item of Collateral (to the extent such security interest can be perfected by the filing of a financing statement) has been duly taken. Additionally, this Agreement is effective to create a valid and continuing Security Interest in all United States registered Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the U.S Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the U.S. Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 9, all action necessary to perfect the Security Interest in and to each Grantor’s United States issued Patents and Patent applications, United States registered Trademarks and Trademark applications, or United States registered Copyrights, has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. For clarity and notwithstanding anything to the contrary in this Agreement, any filing, recordation or perfection obligations hereunder with respect to Intellectual Property shall be limited solely to the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable.

(e) Pledged Interests, (i) Each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Encumbrances, of the Pledged Interests indicated on Schedule 6 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Effective Date, (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and with respect to a corporation, nonassessable, and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor as are listed and identified on Schedule 6 as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) all Pledged Interests owned directly by the Grantors as of the Effective Date are listed and identified on Schedule 6, (iv) such Grantor has the right and requisite authority to pledge the Investment Related Property pledged by such Grantor to the Administrative Agent as provided herein, (v) all actions necessary or desirable to perfect, establish the first priority of (subject to Permitted Senior Encumbrances), or otherwise protect, the Administrative Agent’s Security Interest in the Investment Related Property, and the proceeds thereof, will have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor, (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 9 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts and Commodity Accounts, upon the delivery of Control Agreements with respect thereto; and (vi) each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Interests created or obtained after the Effective Date, will deliver and deposit in accordance with Sections 6(c) and 8) all certificates representing the Pledged Interests owned by such Grantor, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f) [Reserved],

(g) Commercial Tort Claims. The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 2 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

(h) Deposit Accounts, Securities Accounts; Commodity Accounts. Schedule 10 sets forth as of the Effective Date all Deposit Accounts, Securities Accounts and Commodity Accounts owned by Grantors as of the Effective Date, including, (a) with respect to each bank, Securities Intermediary or Commodities Intermediary the name and address of such person, (b) the accounts numbers of the Deposit Accounts, Securities Accounts or Commodity Accounts maintained with such person and (c) the purpose of such account. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(i) Change in Circumstances As of the Effective Date, no Grantor has (i) within the period of five years prior to the Effective Date, changed its jurisdiction of organization; (ii) except as specified in Schedule 11 hereto, changed its legal name; (iii) except as specified in Schedule 11, become a “new debtor” (as defined in the UCC) with respect to a currently effective security agreement previously entered into, or (iv) changed its identity or corporate structure within the past five years.

(j) No Special Collateral None of the Collateral constitutes, or is the Proceeds of, (i) As-extracted Collateral, (ii) Manufactured Homes, (iii) timber to be cut, (iv) Health-Care- Insurance Receivables, or (v) aircraft, aircraft engines, satellites, ships, or railroad rolling stock. No material portion of the Collateral consists of government receivables, or motor vehicles or other goods subject to a certificate of title statute of any jurisdiction.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with the Administrative Agent as follows:

(a) Name, Organization Identification Number. No Grantor shall change its or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity.

(b) Locations. Grantors shall maintain their Inventory only at the locations identified on Schedule 8 and on Schedule 1 and their chief executive offices only at the locations identified on Schedule 1.

(c) Possession of Collateral. Each Grantor shall promptly (and in any event within two (2) Business Days after such event occurs) notify the Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of, or any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by, Negotiable Collateral (other than Documents issued by a warehouseman or carrier to a Grantor in the Ordinary Course of Business of such Grantor), Investment Related Property, or Chattel Paper (electronic, tangible or otherwise), and, in each such case if the perfection or priority of the Administrative Agent’s Security Interest is dependent upon or enhanced by possession, upon the reasonable request of the Administrative Agent and in accordance with Section 8, promptly execute such other documents, or if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Administrative Agent, together with such undated powers endorsed in blank as shall be requested by the Administrative Agent, and do such other acts or things deemed reasonably necessary or desirable by the Administrative Agent to protect Administrative Agent’s Security Interest therein.

(d) Chattel Paper.

(i) Each Grantor shall take all steps reasonably necessary to grant the Administrative Agent control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction.

(ii) If any Grantor retains possession of any Tangible Chattel Paper or Instruments that are included in the Collateral (which retention of possession shall be subject to the extent permitted hereby, including, without limitation. Section 6(c) and by the Credit Agreement), promptly upon the request of the Administrative Agent, such Tangible Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Fifth Star, Inc., as Administrative Agent for the benefit of the Secured Parties”.

(e) Control Agreements

(i) Except as otherwise provided in the Credit Agreement (including without limitation Sections 5.10, 5.12 and 5.16 thereof), each Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for such Grantor.

(ii) Except as otherwise provided in the Credit Agreement (including without limitation Sections 5.10, 5.12 and 5.16 thereof), each Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, Securities Intermediary, or Commodities Intermediary issuing or holding any Financial Assets or commodities to or for any Grantor.

(iii) [Reserved].

(f) Letter of Credit Rights. Each Grantor that is or becomes the beneficiary of Letters of Credit, shall promptly (and in any event within five (5) Business Days (or such longer period as shall be agreed to by Fifth Star) after becoming a beneficiary), notify the Administrative Agent thereof and, upon the request by Fifth Star, enter into a tri-party agreement with the Administrative Agent and the issuer or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Administrative Agent and directing all payments thereunder to Administrative Agent, all in form and substance satisfactory to Fifth Star.

(g) Commercial Tort Claims Each Grantor shall notify the Administrative Agent in writing promptly (and in any event within two (2) Business Days) after its determination to pursue or prosecute a Commercial Tort Claim after the date hereof against any third party and amend Schedule 2 to include such Commercial Tot Claim. Each Grantor authorizes the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Fifth Star to give the Administrative Agent a first priority (subject to Permitted Senior Encumbrances and as otherwise set forth in the Credit Agreement) perfected security interest in any such Commercial Tort Claim.

(h) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof and the amount of such contract or contracts, individually or in the aggregate, exceeds $25,000, Grantors shall promptly (and in any event within two (2) Business Days (or such longer period as shall be agreed to by the Administrative Agent) of the creation thereof) notify the Administrative Agent thereof in writing and execute any documents or take any steps reasonably required by Fifth Star in order that all moneys due or to become due under such contract or contracts shall be assigned to the Administrative Agent, for the benefit of the Secured Parties, and notice thereof given under the Assignment of Claims Act or other Requirement of Law.

(i) Intellectual Property.

(i) Upon request of Fifth Star, in order to facilitate filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, each Grantor shall execute and deliver to the Administrative Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, as applicable, to evidence the Administrative Agent’s Lien on such Grantor’s U.S. issued Patents (or any application therefor), U.S. registered Trademarks (or any application therefor), or U.S. registered Copyrights (or any application therefor).

(ii) Each Grantor shall use commercially reasonable efforts, to the extent necessary or reasonably economically desirable in the operation of such Grantor’s business, (A) to remedy any infringement, misappropriation, or dilution of any Intellectual Property owned by any Grantor, and seek to recover damages for such infringement, misappropriation, or dilution, (B) to prosecute any trademark application or service mark application of such Grantor that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute any patent application of such Grantor that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to maintain all of such Grantor’s Trademarks, Patents, and Copyrights, and its rights therein including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, and Intellectual Property Licenses Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright or terminate any Intellectual Property License that is necessary in or material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent, except to the extent expressly permitted under the Credit Agreement.

(iii) Grantors acknowledge and agree that neither the Administrative Agent nor Fifth Star shall have any duties with respect to the Intellectual Property or Intellectual Property Licenses. Without limiting the generality of this Section 6(i), Grantors acknowledge and agree that neither the Administrative Agent nor Fifth Star shall be under any obligation to take any steps necessary to preserve rights in the Intellectual Property or Intellectual Property Licenses against any other Person, but the Administrative Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including fees and expenses of attorneys and other professionals) shall be for the sole account of Borrowers.

(j) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Pledged Interests which are included in the Collateral after the Effective Date, it shall promptly (and in any event in accordance with Section 5.08 of the Credit Agreement with respect to any Pledged Interests in any Subsidiary and within two (2) Business Days of receipt thereof (or such longer period as shall be agreed to by the Fifth Star) with respect to any Pledged Interests in any Pledged Company that is not a Subsidiary) deliver to the Administrative Agent (A) a duly executed Pledged Interests Addendum identifying such Pledged Interests and (B) all certificates evidencing such Pledged Interests together with stock powers or instruments of transfer, endorsed in blank, for such certificates.

(ii) So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), all interest, income, dividends, distributions and other amounts payable in cash or other property (except for additional Equity Interests) in respect of the Investment Related Property permitted to be paid in accordance with the terms of the Loan Documents may be paid in accordance with the terms thereof to and retained by the Grantors. During the continuance of an Event of Default, all sums of moneys and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of the Administrative Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Administrative Agent in the exact form received.

(iii) Each Grantor shall promptly deliver to Fifth Star a copy of each material notice or any other material communication received by it in respect of any Pledged Interests unless such notice or communication relates to Equity Interests in Subsidiaries of the Grantor and delivery of such notice or communications is otherwise governed by provisions in the Credit Agreement.

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests; provided, that the Company may permit to exist the restrictions on Pledged Interests that arose prior to the Effective Date under the Lind Financing, in accordance with the applicable Intercreditor Agreement.

(v) Each Grantor agrees that it will cooperate with the Administrative Agent and Fifth Star in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof.

(vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. To the extent any Pledged Interests (x) constitutes interests in any limited liability company or limited partnership controlled now or in the future by any Grantor and (y) is a “Security” within the meaning of Article 8 of the UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate delivered to the Administrative Agent. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “Security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “Security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Administrative Agent pursuant to the terms hereof.

(k) [Reserved].

(l) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Encumbrances with respect to the Borrowers. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Administrative Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.

(m) Maintenance of Records. At the Administrative Agent’s reasonable request, such Grantor shall mark its books and records pertaining to its Collateral with a legend, approved by the Administrative Agent in its reasonable discretion, to identify and evidence this Agreement and the security interests granted hereby.

(n) [Reserved],

(o) Leased Locations. Grantors shall deliver to the Administrative Agent a Collateral Access Agreement from the landlord or lessor (including sub-lessors) of the location of any Grantor’s chief executive office or primary location of books and records, and from the applicable landlord or warehouseman for any location where Inventory is located; provided Grantors shall not be required to deliver Collateral Access Agreements for any location for which delivery of a Collateral Access Agreement has been waived by the Fifth Star, in its sole discretion.

7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any direct and express conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b) Patent, Trademark, and Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are granted in conjunction with the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit or expand any of the rights or remedies of the Administrative Agent hereunder. In the event of any conflict between the terms of this Agreement and any Copyright Security Agreement, Trademark Security Agreement, and Patent Security Agreement, the terms of this Agreement shall govern.

8. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further documents, and take all further action, that Fifth Star may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by the Administrative Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Administrative Agent such other documents or notices, as may be necessary or as Fifth Star may request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes the Administrative Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and with any filing office in any jurisdiction (i) describing the Collateral as “all assets of the debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Administrative Agent in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Administrative Agent, except as otherwise specifically permitted by the UCC after Full Satisfaction of the Secured Obligations.

9. Administrative Agent’s Right to Perform Contracts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Administrative Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of the Administrative Agent or any of its nominees.

10. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any document which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Administrative Agent;

(c) to receive, indorse, and collect any drafts or other Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Fifth Star may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral;

(e) to repair, alter, or supply Goods, if any, necessary to fulfil in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, URLs, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral, subject, in the case of Trademarks, to sufficient rights of quality control and inspection in favor of such Grantor deemed reasonably necessary by the Administrative Agent to avoid the risk of invalidation of such Trademark, and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Administrative Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Fifth Star, do any and all lawful acts and execute any and all proper documents reasonably required by Fifth Star in aid of such enforcement.

To the extent permitted by applicable law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done acting pursuant to this Section 10 and in accordance with the terms of the Loan Documents. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated

11. Administrative Agent May Perform. If, following the occurrence and continuation of an Event of Default under the Credit Agreement, any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Fifth Star incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12. Administrative Agent’s Duties. The powers conferred on the Administrative Agent hereunder are solely to protect Administrative Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Administrative Agent or Fifth Star in any capacity to exercise any such powers. Except for the reasonable care to assure safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry.

13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or its respective designees may (a) notify Account Debtors of any applicable Grantor that the Collateral consisting of Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Administrative Agent, for the benefit of the Secured Parties, or that Administrative Agent has a security interest therein, and (b) collect the Collateral consisting of Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such applicable Grantor’s Secured Obligations under the Loan Documents.

14. Disposition of Pledged Interests by Administrative Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the U.S. and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

15. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) the Administrative Agent may, at its option, and in addition to all rights and remedies available to Administrative Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Administrative Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Administrative Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Administrative Agent and the other Secured Parties or the value of the Pledged Interests.

16. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other Requirement of Law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Administrative Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice as specified below of time and place of public or private sale herein) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other Requirement of Law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below herein, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition’’ within the meaning of Section 9-611 of the UCC. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC

(b) The Administrative Agent is hereby granted a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), to use, license or sublicense any of the Intellectual Property and Intellectual Property Licenses constituting Collateral, wherever the same may be located, including each Grantor’s labels, Patents, Copyrights, Trademarks, advertising matter, URLs, industrial designs, or other industrial or intellectual property rights, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, for the purpose of enabling Administrative Agent to exercise its rights and remedies, subject, in the case of Trademarks, to sufficient rights of quality control and inspection in favor of such Grantor deemed reasonably necessary by the Administrative Agent to avoid the risk of invalidation of such Trademark, at and during the continuation of such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, provided that nothing in this paragraph shall require any Grantor to grant any license that is prohibited by any non-waivable Requirement of Law, or is prohibited by, or constitutes a breach or default under or would result in the termination of, any contract, license, agreement, instrument or other document giving rise to a right to use with respect to such property.

(c) Any cash held by the Administrative Agent as Collateral and all Cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arose out of commercial transactions, and agrees that if an Event of Default shall occur and be continuing the Administrative Agent shall have the right to an immediate writ of possession without notice of a hearing. The Administrative Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by the Administrative Agent.

17. Remedies Cumulative. Each right, power, and remedy of the Administrative Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Administrative Agent of any or all such other rights, powers, or remedies.

18. Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s or any Secured Party’s rights and remedies under this Agreement or under any other document creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify the Administrative Agent and the other Secured Parties in accordance with and subject to the terms of the Credit Agreement as fully as if such Grantor was a party to the Credit Agreement in its capacity as a Borrower. This provision shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to the Administrative Agent all expenses incurred by Administrative Agent in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, or (iii) the exercise or enforcement of any of the rights of Administrative Agent hereunder, in each case in accordance with and subject to the terms of the Credit Agreement.

20. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Administrative Agent and each of Grantors to which such amendment applies.

21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Administrative Agent at its address specified in the Credit Agreement, and to any of the Grantors to Borrowers at the address specified in the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been Fully Satisfied, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Agent, and its respective successors and permitted assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the Full Satisfaction of the Secured Obligations, the Security Interest and Liens granted hereby shall terminate, this Agreement shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon Borrowers’ request and at Borrowers’ expense, the Administrative Agent will authorize the filing of appropriate termination statements or other similar documents to terminate such Security Interest and will return to Grantors any Collateral in its possession and take any steps reasonably necessary to terminate the Security Interests created hereunder or in connection herewith. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, or any other Loan Document, or any other instrument or document executed and delivered by any Grantor to the Administrative Agent nor any other loans or financial accommodations made by any Secured Party to Grantors, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by the Administrative Agent, nor any other act of any Secured Party shall release any of Grantors from any obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the provisions of the Credit Agreement and other Loan Documents. The Administrative Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent and then only to the extent therein set forth. A waiver by the Administrative Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Administrative Agent would otherwise have had on any other occasion.

23. GOVERNING LAW; JURISDICTION, ETC.

(a) Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, the Bankruptcy Court (if applicable) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court or (if applicable) the Bankruptcy Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25. New Subsidiaries. Pursuant to Section 5.08 of the Credit Agreement, all new Subsidiaries (whether by acquisition or creation) of Borrowers are required to enter into this Agreement by executing and delivering in favor of the Administrative Agent a supplement to this Agreement in the form of Annex 1. Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any document adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

26. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the ‘Administrative Agent’ shall be a reference to the Administrative Agent, for the benefit of the Secured Parties. Notwithstanding anything herein to the contrary, the Administrative Agent shall be authorized to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrowers to secure any of the Secured Obligations.

27. Miscellaneous.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf’ or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, and (iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer or officers thereunto duly authorized as of the date first above written.

GRANTORS:	PARTS ID, LLC

	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

PARTS ID, INC.

	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

[Signature Page to Pledge and Security Agreement]

ADMINISTRATIVE AGENT:	FIFTH STAR, INC.

	By:	/s/ Sam Yagan
		Name:	Sam Yagan
		Title:	President, Secretary and Treasurer

[Signature Page to Pledge and Security Agreement]

SCHEDULE 1

ORGANIZATIONAL IDENTIFICATION NUMBERS; CHIEF EXECUTIVE OFFICES

Grantor	Jurisdiction of Incorporation/Formation	Org. No.	Chief Executive Office	Principal Place of Business	Principal place where such Grantor maintains records concerning the Collateral

SCHEDULE 2

COMMERCIAL TORT CLAIMS

[Include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the UCC]

Any Grantor’s claims pursuant to the lawsuit currently pending in the United States District Court for the District of New Jersey and captioned as Onyx Enterprises Int’l, Corp v. Volkswagen Group of America, Inc., Civil Action Number 3:20-cv-09976-BRM-ZNQ.

SCHEDULE 3

COPYRIGHTS

Copyright Registrations

None.

SCHEDULE 4

INTELLECTUAL PROPERTY LICENSES

None.

SCHEDULE 5

PATENTS

None.

SCHEDULE 6

PLEDGED COMPANIES

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate No.
PARTS iD, Inc.	PARTS iD, LLC	N/A	N/A	100%	N/A

SCHEDULE 7

TRADEMARKS

SCHEDULE 8

LOCATIONS

Loan Party	Other Locations of Equipment, Inventory or Other Goods

SCHEDULE 9

LIST OF UCC FILING JURISDICTIONS

Grantor	Filling Requirements	Filing Office
PARTS iD, LLC	UCC-1	Delaware Secretary of State
PARTS iD, Inc.	UCC-1	Delaware Secretary of State

SCHEDULE 10

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

Grantor	Bank Name	Address	Account Number	Account purpose	Account Name

SCHEDULE 11

CHANGE IN CIRCUMSTANCES

Prior Names of Debtors

Prior names of PARTS iD, Inc: Legacy Acquisition Corp.

Prior names of PARTS iD, LLC: Excel Merger Sub II, LLC and Onyx Enterprises, Int’l Corp.

ANNEX 1 TO PLEDGE AND SECURITY AGREEMENT

FORM OF SUPPLEMENT

Supplement No [ ] (this “Supplement”) dated as of [  ] [ ], 20[ ], to the Pledge and Security Agreement dated as of December 19, 2023 (as amended, amended and restated, supplemented, extended or otherwise modified from time to time, the “Security Agreement’) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually Grantor”), FIFTH STAR, INC., in its capacity as Administrative Agent for the Secured Parties with respect to the Collateral (as defined below) (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of December 19, 2023 (as amended, amended and restated, supplemented, extended or otherwise modified from time to time, the Credit Agreement’) by and among Parts iD, LLC, a Delaware limited liability company (“Parts iD, LLC”), Parts iD, Inc., a Delaware corporation (“Parts iD, Inc.”; together with Parts iD, LLC, each, individually, a “Borrower”, and collectively, “Borrowers”), the various financial institutions party thereto as a lender (each a “Lender”, and collectively, the “Lenders”) and FIFTH STAR, INC., as Administrative Agent, Lenders are willing to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof.

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, if not defined therein, in the Credit Agreement.

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Secured Parties to make (or continue to make) certain financial accommodations to Borrowers and the other Grantors pursuant to the Credit Agreement and the other Loan Documents.

WHEREAS, pursuant to Section 5.08 of the Credit Agreement, new Subsidiaries of Borrowers must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by each undersigned party listed on the signature pages hereof as a “New Grantor” (each, a “New Grantor” and collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, each New Grantor hereby agrees as follows:

1. In accordance with Section 25 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, collaterally assign, and pledge to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all right, title and interest in and to all Collateral of such New Grantor to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Organizational ID Number; Chief Executive Offices”, Schedule 2, “Commercial Tort Claims”, Schedule 3, “Copyrights”, Schedule 4, “Intellectual Property Licenses”, Schedule 5, “Patents”, Schedule 6, “Pledged Companies”, Schedule 7, “Trademarks”, Schedule 8, “Locations”, Schedule 9, “List of UCC Filing Jurisdictions”, Schedule 10 “Deposit Accounts, Securities Accounts and Commodity Accounts”, and Schedule 11 “Change in Circumstances” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 9, Schedule 10, and Schedule 11 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

Annex 1-1

2. Each New Grantor represents and warrants to the Secured Parties that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. Delivery of a counterpart hereof by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

Annex 1-2

IN WITNESS WHEREOF, each New Grantor and the Administrative Agent have caused this Supplement to the Security Agreement to be duly executed and delivered by its officer or officers thereunto duly authorized as of the date first above written

NEW GRANTORS:	[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	FIFTH STAR, INC., as Administrative Agent

By:
Name:
Title:

Annex 1-3

EXHIBIT A

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of [   ] [ ], 20[ ], is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Pledge and Security Agreement, dated as of December 19, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to FIFTH STAR, INC., as Administrative Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or, if not defined therein, the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[_______________]

By:
Name:
Title:

Exhibit A-1

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Exhibit A-2